                                                                   EXHIBIT 12

                            SOUTHWEST GAS CORPORATION
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Thousands of dollars)

                                                                        FOR THE TWELVE MONTHS ENDED
                                              ----------------------------------------------------------------------------
                                               SEPT. 30,                             DECEMBER 31,
                                              -----------  ---------------------------------------------------------------
 CONTINUING OPERATIONS                            1997         1996         1995         1994         1993         1992
                                              -----------  -----------  -----------  -----------  -----------  -----------
  1. Fixed charges:
     A) Interest expense                      $    60,987  $    54,674  $    52,844  $    48,688  $    40,883  $    35,533
     B) Amortization                                1,155        1,494        1,569        1,426        1,330        1,183
     C) Interest portion of rentals                 7,234        6,629        4,435        4,743        4,556        4,468
     D) Preferred securities distributions          5,475        5,475          913           --           --           --
                                              -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges                    $    74,851  $    68,272  $    59,761  $    54,857  $    46,769  $    41,184
                                              ===========  ===========  ===========  ===========  ===========  ===========

  2. Earnings (as defined):
     E) Pretax income from
       continuing operations                  $    19,033  $    10,448  $     3,493  $    38,119  $    21,959  $    49,752
     Fixed Charges (1. above)                      74,851       68,272       59,761       54,857       46,769       41,184
                                              -----------  -----------  -----------  -----------  -----------  -----------
       Total earnings as defined              $    93,884  $    78,720  $    63,254  $    92,976  $    68,728  $    90,936
                                              ===========  ===========  ===========  ===========  ===========  ===========

  3. Ratio of earnings to fixed charges              1.25         1.15         1.06         1.69         1.47         2.21
                                              ===========  ===========  ===========  ===========  ===========  ===========



                                                                        FOR THE TWELVE MONTHS ENDED
                                              ----------------------------------------------------------------------------
ADJUSTED FOR INTEREST ALLOCATED TO             SEPT. 30,                             DECEMBER 31,
DISCONTINUED OPERATIONS                       -----------  ---------------------------------------------------------------
                                                  1997         1996         1995         1994         1993         1992
                                              -----------  -----------  -----------  -----------  -----------  -----------
  1. Fixed charges
     A) Interest expense                      $    60,987  $    54,674  $    52,844  $    48,688  $    40,883  $    35,533
     B) Amortization                                1,155        1,494        1,569        1,426        1,330        1,183
     C) Interest portion of rentals                 7,234        6,629        4,435        4,743        4,556        4,468
     D) Preferred securities distributions          5,475        5,475          913           --           --           --
     E) Allocated interest [1]                         --           --        9,636        7,874        7,874        7,333
                                              -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges                    $    74,851  $    68,272  $    69,397  $    62,731  $    54,643  $    48,517
                                              ===========  ===========  ===========  ===========  ===========  ===========

  2. Earnings (as defined):
     F) Pretax income from
       continuing operations                  $    19,033  $    10,448  $     3,493  $    38,119  $    21,959  $    49,752
     Fixed Charges (1. above)                      74,851       68,272       69,397       62,731       54,643       48,517
                                              -----------  -----------  -----------  -----------  -----------  -----------
       Total earnings as defined              $    93,884  $    78,720  $    72,890  $   100,850  $    76,602  $    98,269
                                              ===========  ===========  ===========  ===========  ===========  ===========

  3. Ratio of earnings to fixed charges              1.25         1.15         1.05         1.61         1.40         2.03
                                              ===========  ===========  ===========  ===========  ===========  ===========


[1] Represents allocated interest through the period ended December 31, 1995. Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

                                                                   EXHIBIT 12

                            SOUTHWEST GAS CORPORATION
   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Thousands of dollars)

                                                                        FOR THE TWELVE MONTHS ENDED
                                              ----------------------------------------------------------------------------
                                               SEPT. 30,                             DECEMBER 31,
                                              -----------  ---------------------------------------------------------------
 CONTINUING OPERATIONS                            1997         1996         1995         1994         1993         1992
                                              -----------  -----------  -----------  -----------  -----------  -----------
  1. Combined fixed charges:
     A) Total fixed charges                   $    74,851  $    68,272  $    59,761  $    54,857  $    46,769  $    41,184
     B) Preferred dividends [1]                        --           --          404          826        1,183        1,623
                                              -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges and
        preferred dividends                   $    74,851  $    68,272  $    60,165  $    55,683  $    47,952  $    42,807
                                              ===========  ===========  ===========  ===========  ===========  ===========

  2. Earnings                                 $    93,884  $    78,720  $    63,254  $    92,976  $    68,728  $    90,936
                                              ===========  ===========  ===========  ===========  ===========  ===========

  3. Ratio of earnings to fixed charges
     and preferred dividends                         1.25         1.15         1.05         1.67         1.43         2.12
                                              ===========  ===========  ===========  ===========  ===========  ===========



                                                                        FOR THE TWELVE MONTHS ENDED
                                              ----------------------------------------------------------------------------
ADJUSTED FOR INTEREST ALLOCATED TO             SEPT. 30,                            DECEMBER 31,
DISCONTINUED OPERATIONS                       -----------  ---------------------------------------------------------------
                                                  1997         1996         1995         1994         1993         1992
                                              -----------  -----------  -----------  -----------  -----------  -----------
  1. Combined fixed charges
     A) Total fixed charges                   $    74,851  $    68,272  $    69,397  $    62,731  $    54,643  $    48,517
     B) Preferred dividends [1]                        --           --          404          826        1,183        1,623
                                              -----------  -----------  -----------  -----------  -----------  -----------
       Total fixed charges and
        preferred dividends                   $    74,851  $    68,272  $    69,801  $    63,557  $    55,826  $    50,140
                                              ===========  ===========  ===========  ===========  ===========  ===========

  2. Earnings                                 $    93,884  $    78,720  $    72,890  $   100,850  $    76,602  $    98,269
                                              ===========  ===========  ===========  ===========  ===========  ===========

  3. Ratio of earnings to fixed charges
     and preferred dividends                         1.25         1.15         1.04         1.59         1.37         1.96
                                              ===========  ===========  ===========  ===========  ===========  ===========


[1] Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.